Exhibit 10.1

RESTRICTED STOCK UNIT PLAN

Dated June 15, 2016

Optex Systems Holdings Inc.

RESTRICTED STOCK UNIT PLAN

1.	Purpose

The purpose of Optex Systems Holdings Inc. Restricted Stock Unit Plan (the "Plan") is to secure for Optex Systems Holdings Inc. and its successors and assigns (the "Company") and its stockholders the benefits of the additional incentive inherent in the ownership of the Company's common stock, par value $0.001 per share (the "Common Stock"), by selected officers and employees of the Company and its subsidiaries who are important to the success and growth of the business of the Company and its subsidiaries and to help the Company and its subsidiaries secure and retain the services of such persons. The Plan provides for discretionary awards of stock units ("Restricted Stock Units") to or for the benefit of participating officers and employees of the Company and its subsidiaries, which grants shall be subject to the terms and conditions set forth in the Plan and in the agreement evidencing such Award. Such units can be granted by the Committee, as hereinafter defined, based upon both future and past services.

2.	Committee.

2.1	Administration.

The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board of Directors"). Any vacancy on the Committee, whether due to action of the Board of Directors or due to any other cause, may be filled by resolution adopted by the Board of Directors. The full Board of Directors may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, authority, other than authority to make grants under the Plan, to perform such functions as the Committee may determine, including administrative functions, subject to such terms as the Committee shall determine.

2.2	Interpretation.

The Committee shall have full power and authority to interpret the provisions of the Plan and any agreement evidencing or relating to an award of Restricted Stock Units ("Award") under the Plan, and to determine any and all questions arising under the Plan, and its decisions shall be final and binding on all participants in the Plan.

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RESTRICTED STOCK UNIT PLAN

Dated June 15, 2016

3.	Shares Subject to Grants.

3.1	Number of Shares.

Subject to the adjustment provisions of Section 3.3, the number of shares of Common Stock that may be issued or delivered in connection with awards of Restricted Stock Units under the Plan shall not exceed 1,000,000 shares. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of shares actually delivered differs from the number of shares previously counted in connection with an Award. Shares subject to an Award that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the participant will again be available for Awards, and shares withheld or surrendered in payment of the taxes relating to an Award shall be deemed to constitute shares not delivered to the participant and shall be deemed again to be available for Awards under the Plan.

3.2	Character of Shares; Reservation of Shares.

Shares of Common Stock delivered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the company and held in the Company's treasury. The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the maximum number of shares set forth in Section 3.1, reduced by such number of shares that have been previously issued or delivered as a result of this Plan.

3.3	Adjustments.

The Plan and any Awards granted under the plan shall be appropriately adjusted in the event that any recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event that affects the Common Stock with a similar substantive effect upon the Plan or Awards granted under the plan. If such an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the number and kind of shares reserved and available for Awards under the Plan and the number and kind of shares subject to outstanding Restricted Stock Units.

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RESTRICTED STOCK UNIT PLAN

Dated June 15, 2016

4.	Employees Eligible.

Awards may be granted to or for the benefit of any officer, employed by the Company, or other Company employee whom the Committee selects for participation for a given performance year. Officers shall be eligible to be granted Awards under the Plan at amounts directed by the Committee. Other employees (non officer) may be granted Award amounts recommended by Officers and senior management, with the total Award amounts for non-officer employees subsequently approved by the Committee in aggregate. Any individual receiving an Award under the Plan is referred to herein as a "participant." Any reference herein to the employment of a participant by the Company shall include his or her employment by the Company or any of its subsidiaries. Neither service as a director, nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

5.	Restricted Stock Units.

5.1	In General.

The Committees’ designation of a Participant in any year shall not require the Committee to designate such person to receive Restricted Stock Units in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and determining any amounts of Awards. Each Award shall be evidenced by an agreement which shall set forth the terms and conditions of such Award, including without limitation, the date or dates upon which such Award shall vest and the circumstances (including, without limitation, Termination of Employment, as defined in Section 6.2, or failure to satisfy one or more restrictive covenants or other ongoing obligations) under which such Award shall not vest. The Award shall also be subject to such other terms and conditions not inconsistent herewith as the Committee shall determine.

5.2	Nature of Restricted Stock Units; Accounts.

Each Restricted Stock Unit represents a right for one share of Common Stock to be delivered upon settlement (act of receiving shares upon exercise of a Restricted Stock Unit) at the end of the Deferral Period (as defined below), subject to a risk of cancellation and to the other terms and conditions set forth in the Plan, the agreement evidencing the Award and any additional terms and conditions set by the Committee. The Company shall establish and maintain an account for the participant to record Restricted Stock Units and transactions and events affecting such units. Restricted Stock Units and other items reflected in the account will represent only bookkeeping entries by the Company to evidence unfunded obligations of the Company.

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RESTRICTED STOCK UNIT PLAN

Dated June 15, 2016

5.3	Deferral Period and Settlement Date.

Except as otherwise provided in this Section 5.3, Section 6 or Section 7, Restricted Stock Units (if not previously cancelled) will be automatically settled, in accordance with the applicable vesting schedule, on or about the date or dates set forth in the agreement evidencing the Awards. The period from the date of the Award through the date of settlement is referred to as the "Deferral Period." The Committee may permit the participant to elect to further defer settlement (thereby extending the Deferral Period), subject to such terms and conditions as the Committee may specify. In addition, unless otherwise determined by the Committee, if the Committee reasonably determines that any settlement of Restricted Stock Units would result in payment of compensation to a participant which is not deductible by the Company under Code Section 162(m), such settlement shall be automatically deferred to the extent necessary to avoid payment of such non-deductible compensation, with this automatic deferral of each Restricted Stock Unit continuing only until such date as settlement can be effected without loss of deductibility by the Company under Section 162(m).

5.4	Vesting of Restricted Stock Units.

In the event that an Award agreement does not provide for a vesting schedule, the Restricted Stock Units thereby shall become vested as to (a) one third of the units vesting on the first anniversary of the Award, (b) one third of the units vesting on the second anniversary of the Award, (c) one third of the units vesting on the third anniversary of the Award. Unless otherwise determined by the Committee or unless otherwise provided in the agreement evidencing the Award, in the event of the participant's Termination of Employment (as defined in Section 6.2), the participant's Restricted Stock Units which are not vested as of the date of such Termination of Employment, shall not vest and shall be immediately cancelled for no value.

5.5	Rights as a Shareholder.

A Participant shall have no rights as a shareholder with respect to Common Stock covered by a Restricted Stock Units Award until the Common Shares have been vested and issued in settlement, pursuant to the Award agreement and applicable deferral period. No participant shall have voting rights, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such common stock for which the record date is prior to the date on which the Participant shall have become the holder of record of any such shares covered by the Award agreement; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 3.3.

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RESTRICTED STOCK UNIT PLAN

Dated June 15, 2016

5.6	Restriction on Transferability during Deferral Period.

During the Deferral Period, the participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock Units or the shares issuable in settlement thereof, except to the extent specifically approved by the Committee or as provided in the agreement evidencing the Award.

5.7	Delivery of Shares in Settlement of Restricted Stock Units; Fractional Shares.

The Company may make delivery of shares hereunder in settlement of Restricted Stock Units by either delivering one or more certificates representing such shares to the participant, registered in the name of the participant (and any joint name, if so directed by the participant), by depositing such shares into an account maintained for the participant (or of which the participant is a joint owner, with the consent of the participant) by a broker-dealer affiliated with the Company or any such account established in connection with any Company plan or arrangement providing for investment in Common Stock and under which the participant's rights are similar in nature to those under a stock brokerage account or by delivering such shares to the Trustee ("Trustee") of a pension plan of which the participant is a member. If the Committee determines to settle Restricted Stock Units by making a deposit of shares into such an account, the Company may settle any fractional Restricted Stock Unit by means of such deposit. In other circumstances or if so determined by the Committee, the Company shall instead pay cash in lieu of fractional shares, on such basis as the Committee may determine. In no event will the Company in fact issue fractional shares. The Committee may determine whether, prior to settlement, Restricted Stock Units will be reflected as whole units only or include fractional units, and related terms.

5.8	Definition of "Fair Market Value."

Unless otherwise determined by the Committee, "Fair Market Value" of a share of Common Stock on any date means (i), if the Common Stock is listed on a national securities exchange or quotation system reporting last-sale information, the closing sales price on such exchange or quotation system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported; (ii), if the Common Stock is not listed on a national securities exchange or quotation system providing last-sale information, the mean between the bid and offered prices as quoted by the Nasdaq System for such date; or (iii), if the fair market value cannot be determined under clause (i) or (ii) hereof, the fair value as determined by such other method as the Committee determines in good faith to be reasonable.

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Dated June 15, 2016

6.	Certain Termination Provisions.

In the event of a participant's Termination of Employment the following provisions shall apply. The consequences of a participant's Termination of Employment shall also be set forth in the agreement evidencing the Award.

6.1	Death, Permanent Disability or Retirement.

In the event of a participant's Termination of Employment due to death, permanent disability or retirement after attainment of age 65, Restricted Stock Units Awards that would otherwise have vested by the 90th day subsequent to the termination date, shall become fully vested at the date of such Termination of Employment, and the Deferral Period applicable to such Restricted Stock Units shall end and such units shall be settled in full by delivery of shares as promptly as practicable following such Termination of Employment. Any portion of the participant's unvested Restricted Stock Units which have a vesting date beyond 90 days from the date of such Termination of Employment shall not vest and shall be immediately cancelled for no value.

6.2	Termination of Employment Other than Death, Permanent Disability or Retirement

For purposes of this Plan: "Termination of Employment" means the event by which participant ceases to be employed by the Company or any subsidiary of the Company and, immediately thereafter, is not employed by or providing substantial services to any of the Company or a subsidiary of the Company. Neither (i) a transfer of an employee from the Company to a subsidiary or other affiliate of the Company to another, nor (ii) a duly authorized leave of absence, shall be deemed a Termination of Employment.

6.2.1	Involuntary Termination of Employment - Officers

Involuntary Termination will be deemed to occur upon (i) the Officers involuntary dismissal or discharge by the Committee, the Company or its subsidiaries or their successors for reasons other than cause or (ii) such Officers voluntary resignation following (i) a reduction in his or her level of compensation (including base salary, fringe benefits and any corporate-performance based bonus or incentive programs) by more than ten percent or (ii) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such reduction or relocation is effected by the Company or its subsidiaries or their successor without the Officers written consent.

In the event of the involuntary termination of an Officer (Participant) all unvested Restricted Stock Units shall become fully vested at the date of such Termination of Employment, and the Deferral Period applicable to all Restricted Stock Units shall end and such units shall be settled in full by delivery of shares, net of any shares withheld to satisfy the officer’s tax requirement, as promptly as practicable following such Termination of Employment.

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RESTRICTED STOCK UNIT PLAN

Dated June 15, 2016

6.2.2	Other Termination of Employment

In the event of the termination of employment of the Participant by the Participant or the Company and its subsidiaries for any reason whatsoever other than death, permanent disability or retirement (as defined in Section 6.1), or involuntary termination of an officer (as defined in Section 6.2.1) any Restricted Stock Units that were not vested prior to the date of such termination of employment shall not vest and shall be immediately cancelled for no value. Any vested but undistributed Restricted Stock Unit Shares will be distributed as promptly as practicable, net of any shares withheld to satisfy the employee’s tax requirement.

7.	Change in Control.

7.1	Effect of a Change in Control.

In the event of a Change in Control of the Company, as defined below, the Committee shall provide that one of the following actions, at the Committees discretion, shall be taken as a result, or in anticipation, of any such event to assure fair and equitable treatment of participants:

(i) acceleration of vesting of the Restricted Stock Units and/or acceleration of the termination of the Deferral Period and settlement of Restricted Stock Units under the Plan;

(ii) offer to purchase any outstanding Restricted Stock Units under the Plan from the participant or the Trustee for the award's equivalent cash value, as determined by the Committee, as of the date of the Change in Control or another specified date; or

(iii) make adjustments or modifications, such as providing for the assumption of the Restricted Stock Units by an acquirer and conversion of the underlying Common Stock to securities of the acquirer, as the Committee deems appropriate to maintain and protect the rights and interests of the participants following such Change in Control.

Any such action approved by the Committee shall be conclusive and binding on the Company, its subsidiaries and all participants.

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RESTRICTED STOCK UNIT PLAN

Dated June 15, 2016

7.2	Definitions Relating to Change in Control.

To the extent not otherwise defined in this Plan, the following terms used in this Section 7 shall have the following meanings:

"Affiliate" of a Person means any other person or entity which controls, is controlled by, or under common control with, the Person.

"Associate" of a Person means (a) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any of its parents or subsidiaries.

"Beneficial Owner" has the meaning ascribed thereto in Rule 13d-3 under the Exchange Act, except that, in any case, a Person shall be deemed the Beneficial Owner of any securities owned, directly or indirectly, by the Affiliates and Associates of such Person.

"Change in Control" means (a) a majority of the Board of Directors ceases to consist of Continuing Directors; (b) any Person is or becomes the Beneficial Owner of 50% or more of the outstanding voting power of the Company unless such acquisition is approved by a majority of the Continuing Directors;(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation with respect to which requirements of clauses (A) and (B) below are satisfied: (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof (as the case may be) outstanding immediately after such merger or consolidation and (B) individuals who constitute the Board of Directors immediately prior to the execution of the definitive agreement pertaining to such merger or consolidation continue immediately following such merger or consolidation to represent at least a majority of the membership of the Board of Directors of the Company or such surviving entity or any parent thereof (as the case may be); (d) the stockholders of the Company approve an agreement to dispose of all or substantially all of the assets of the Company, unless such disposition is approved by a majority of the Continuing Directors.

"Continuing Director" means any member of the Board of Directors who is a member on the effective date of the Plan or who is elected to the Board of Directors after such date upon the recommendation or with the approval of a majority of the Continuing Directors at the time of such recommendation or approval.

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RESTRICTED STOCK UNIT PLAN

Dated June 15, 2016

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or a government or a political subdivision thereof.

8.	General Provisions.

8.1	Limitation on Rights Conferred Under Plan.

Neither the Plan nor any action taken hereunder shall be construed as (i) giving any eligible employee or participant the right to continue in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate such eligible employee's or participant's employment or service at any time, (iii) giving an eligible employee or participant any claim to be granted any Award under the Plan or to be treated uniformly with other participants and employees, or (iv) conferring on a participant any of the rights of a stockholder of the Company unless and until the participant is duly issued or transferred shares of Common Stock in accordance with the terms of an Award. Except as expressly provided in the Plan and an Award agreement, neither the Plan nor any Award agreement shall confer on any person other than the Company and the participant any rights or remedies thereunder.

8.2	Committee May impose Conditions; Right of Setoff.

The Company or any subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to a participant from time to time pursuant to any Award under the Plan, any amounts owed by the participant to the Company or any subsidiary or affiliate, although the participant shall remain liable for any part of the participant's payment obligation not satisfied through such deduction and setoff.

8.3	Tax Withholding Obligation.

Whenever under the Plan a participant or a Trustee incurs federal income tax liability, obligations with respect to Social Security and Medicare taxes, or other tax obligations in connection with an Award, whether at the time of grant, vesting or settlement of Restricted Stock Units, the Company shall be entitled to require, as a condition of grant, vesting, or settlement of the award, that the participant remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto. At the election of the participant, such mandatory withholding amounts may be remitted by check payable to the Company, by the Company's withholding of shares of Common Stock issuable or deliverable hereunder “net share holdback”, or any combination thereof; provided, however, that in no event may shares be withheld to satisfy a tax obligation of a participant in excess of the mandatory tax withholding obligations arising in connection with the participant's Award.

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RESTRICTED STOCK UNIT PLAN

Dated June 15, 2016

8.4	Governing Law.

The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

8.5	Non-exclusivity of the Plan.

The adoption of the Plan by the Board of Directors shall not be construed as creating any limitations on the power of the Board of Directors or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, and such other arrangements may be either applicable generally or only in specific cases.

8.6	Changes to the Plan and Awards.

The Board of Directors may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of participants; provided, however, that, without the consent of an affected participant, no such Board action may materially and adversely affect the rights of such participant under any outstanding Award. The Committee may amend any outstanding Award without the consent of the affected participant; provided, however, that, without such consent, no such action may materially and adversely affect the rights of such participant under any outstanding Award. For purposes of this Section 8.6, accelerated settlement of an Award shall not be considered a materially adverse effect on the rights of a participant, regardless of the tax consequences to such participant.

8.7	Compliance with Legal and Other Requirements.

The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of shares or payment of other benefits under any Award until completion of registration or qualification of the Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

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RESTRICTED STOCK UNIT PLAN

Dated June 15, 2016

9.	Plan Effective Date and Termination.

The Plan became effective on June 15,, 2016. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no shares of Common Stock remain available for delivery under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.

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